Exhibit 23.5

          Consent of Schroder & Co. Inc., Financial Advisor to Lancit

               We consent to the use of our opinions, dated February 27, 1998 and May 7, 1998, to the Board of Directors of Lancit Media Entertainment, Ltd. included as Annex III to the Proxy Statement--Prospectus which forms a part of the Registration Statement on Form S-4 of RCN Corporation and the references to such opinions and to our firm in such Proxy Statement--Prospectus, including the references under the captions "Summary--Opinion of Financial Advisor", "The Merger--Opinion of Financial Advisor", "--Background of the Merger", and "--Reasons for the Merger--Lancit".

               In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulation of the Securities and Exchange Commission thereunder.


New York, New York
May 7, 1998

                                                  By:  /s/ Ivan L. Lustig
                                                     -------------------------
                                                      Ivan L. Lustig
                                                      Managing Director